NEWS RELEASE FOR IMMEDIATE RELEASE Contact: Melanie Clabaugh (814) 728-7328 melanie.clabaugh@northwest.com www.northwest.bank Northwest Bank Appoints Urich Bowers as Chief Consumer Banking and Strategy Officer Columbus, Ohio (June 18, 2024) - Northwest Bank, a prominent regional financial services company, is pleased to announce the appointment of Urich Bowers as its new chief consumer banking and strategy officer and member of the bank's executive leadership team. Bowers, a seasoned banking executive with an impressive track record, succeeds John Golding, who recently departed the bank to pursue new opportunities. This strategic appointment represents a significant enhancement in leadership and underscores Northwest Bank's dedication to transforming its Retail strategy and accelerating growth in the highly competitive consumer banking sector. Urich Bowers brings nearly 25 years of experience in the banking industry to his new role at Northwest Bank. He joins the bank from PNC Financial Services Group, where he most recently served as Head of Consumer Products, Strategy and Innovation. In this position, Bowers oversaw a portfolio of consumer households with more than $200B in deposits, leading a team responsible for PNC's consumer checking, savings, time deposits, Virtual Wallet® and digital experiences. Notably, he holds several patents for the development of PNC's innovative Low Cash Mode® product, a digital experience designed to help consumers manage cash shortfalls and avoid overdraft fees. Throughout his tenure at PNC, Bowers held various leadership roles, including Head of Retail Savings, Liquidity and Fee Businesses; Chief Financial Officer -- Retail Banking; Chief Financial Officer -- Asset Management Group; SVP, Competitive Analysis and Planning, as well as positions in performance measurement, strategic planning, corporate marketing and e- commerce and affinity businesses. "We are thrilled to welcome Urich Bowers to the Northwest Bank team," said Louis J. Torchio, President and CEO of Northwest Bank. "His extensive experience, proven track record and innovative approach to consumer banking will be invaluable as we continue to evolve our retail strategy and deliver exceptional services to our customers. We are confident that Urich's leadership will drive growth and success in our consumer banking division."

Bowers will oversee Northwest Bank's Consumer Bank division consisting of approximately 1,100 employees. This division is comprised of the bank's network of 131 financial centers across Pennsylvania, New York, Ohio and Indiana; Northwest Investment Services; trust division; retail operations, contact center and other core functions. Urich Bowers, a Pittsburgh native, earned both his bachelor's degree and Master of Business Administration from the University of Pittsburgh. He will be based in Northwest Bank's Columbus headquarters. As Northwest Bank bids farewell to John Golding and expresses gratitude for his contributions, the institution eagerly welcomes Urich Bowers to its leadership team. With Bowers at the helm of its Consumer Banking division, Northwest Bank is poised to redefine its retail strategy, foster innovation and achieve new heights of success in the ever-evolving financial services landscape. "I am excited to join Northwest Bank and contribute to the growth and success of the organization," said Urich Bowers. "I look forward to working with the talented team at Northwest Bank to deliver innovative and customer-centric solutions that meet the evolving needs of our customers." About Northwest Headquartered in Columbus, Ohio, Northwest Bancshares, Inc. is the bank holding company of Northwest Bank. Founded in 1896 and headquartered in Warren, Pennsylvania, Northwest Bank is a full-service financial institution offering a complete line of business and personal banking products, as well as treasury management solutions and wealth management services. Northwest currently operates 131 full-service financial centers and eight free standing drive- through facilities in Pennsylvania, New York, Ohio and Indiana. Northwest Bancshares, Inc.’s common stock is listed on the NASDAQ Global Select Market (“NWBI”). Additional information regarding Northwest Bancshares, Inc. and Northwest Bank can be accessed on-line at www.northwest.com. ###